Exhibit 4.3

AMERICAN EXPRESS ISSUANCE TRUST II

FIRST AMENDMENT TO

RECEIVABLES PURCHASE AGREEMENT

This FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of August 22, 2013 (this “Amendment”), is between American Express Travel Related Services Company, Inc., a New York corporation (“TRS”), and American Express Receivables Financing Corporation VIII LLC, a Delaware limited liability company (“RFC VIII”). This Amendment amends the Receivables Purchase Agreement, dated as of October 24, 2012 (as amended and otherwise modified from time to time, the “Receivables Purchase Agreement” and, together with this Amendment, the “Amended Receivables Purchase Agreement”).

RECITALS

WHEREAS, TRS and RFC VIII have previously entered into the Receivables Purchase Agreement; and

WHEREAS, pursuant to Section 9.01 of the Receivables Purchase Agreement, the parties hereto desire to amend the Receivables Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

AMENDMENT

SECTION 1. Amendment to Section 1.01.

(a) The definition of “Monthly Period” in Section 1.01 of the Receivables Purchase Agreement shall be deleted in its entirety and inserted in its place shall be the following:

“Monthly Period” means, with respect to each Payment Date, unless otherwise provided in an Indenture Supplement, the period (i) from and including the calendar day immediately preceding the second to last Business Day of the second preceding calendar month (ii) to and including the second calendar day preceding the second to last Business Day of the immediately preceding calendar month.

SECTION 2. Miscellaneous. The amendments provided for by this Amendment shall become effective as of August 22, 2013 upon:

(a) receipt by RFC VIII of an Officer’s Certificate of TRS to the effect that TRS reasonably believes that this Amendment will not result in an Event of Default or an Early Amortization Event;

(b) satisfaction of the Note Rating Agency Condition with respect to this Amendment; and

(c) delivery of counterparts of this Amendment, duly executed by the parties hereto.

SECTION 3. Receivables Purchase Agreement in Full Force and Effect as Amended. The Receivables Purchase Agreement is hereby amended by providing that all references therein to the “Receivables Purchase Agreement,” “this Agreement,” “hereby,” “hereof” and “herein” shall be deemed from and after the effective date of this Amendment to be a reference to the Amended Receivables Purchase Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their terms and except as expressly provided herein, this Amendment shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

SECTION 4. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, TRS and RFC VIII have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ David L. Yowan
	Name:	David L. Yowan
	Title:	Treasurer

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC

By:	/s/ Anderson Y. Lee
	Name:	Anderson Y. Lee
	Title:	Vice President and Treasurer

Acknowledged and Accepted by:

THE BANK OF NEW YORK MELLON, as Indenture Trustee

By:	/s/ Michael Commisso
	Name:	Michael Commisso
	Title:	Vice President

[First Amendment to Receivables Purchase Agreement]